UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 31, 2006
INTER-TEL, INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to the 1990 Directors’ Stock Option Plan
     On May 31, 2006, the Board of Directors (the “Board”) of Inter-Tel, Incorporated (the “Company”) approved an amendment of the Company’s 1990 Directors’ Stock Option (“Director Plan”) to provide for stock option compensation to the Chairman of the Board, provided that the Chairman is not an employee of the Company. Prior to the date of the amendment, the Chairman was not eligible to receive grants under the Director Plan. As a result of the amendment, a non-employee Chairman of the Board is eligible to receive those stock option grants available to non-employee directors generally.
     The Board also amended the Director Plan to provide for the proration of authorized and available shares among the eligible directors in the event that there were an insufficient number of shares reserved under the Director Plan to cover the annual grants to purchase 7,500 shares of the Company’s Common Stock to which the directors would otherwise be entitled.
Automatic Option Grants and Shortfall Payments to Directors
     On June 7, 2006, the Company’s non-employee directors each were granted options to purchase shares of the Company’s Common Stock pursuant to automatic grants under the Director Plan. Due to a shortfall in the number of shares available for grant under to the Director Plan, however, there were insufficient shares to grant to each non-employee director the option to purchase the full 7,500 shares contemplated by the Director Plan. In accordance with the amendments described above, therefore, each non-employee director received an option to purchase 2,750 shares of the Company’s Common Stock.
     In light of the option shortfall, the Board approved a substitute compensation arrangement pursuant to which each non-employee director received, in addition to the option to purchase 2,750 shares of the Company’s Common Stock described above, a cash payment of $29,433 (the “Shortfall Payment”), such amount representing the value of an option to purchase 4,750 shares of the Company’s Common Stock. The Shortfall Payment was calculated in a manner consistent with the Company’s option accounting and expensing practices and was based upon a Black-Scholes valuation that takes into account the fair market value of the Company’s Common Stock on the date of the grant, the expected life of the foregone option and the expected volatility and dividend yield of the Company’s Common Stock.
     The Board expects to adopt a new director option plan and to seek shareholder approval of such plan at a future meeting of the Company’s shareholders.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
Dated: June 12, 2006	By:	/s/ Norman Stout
		Name:	Norman Stout
		Title:	Chief Executive Officer